UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 28, 2006
SERVICE CORPORATION INTERNATIONAL

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1929 Allen Parkway, Houston, TX	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 522-5141
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
In its Form 8-K filed December 4, 2006, Service Corporation International (SCI) reported, among other things, that it intended to enter new employment agreements with each of Messrs. R.L. Waltrip, Chairman of the Board, Stephen M. Mack, Senior Vice President Middle Market Operations, Eric D. Tanzberger, Senior Vice President and Chief Financial Officer, and Sumner J. Waring, III, Senior Vice President Major Market Operations. On December 28, 2006, SCI Executive Services, Inc., an SCI subsidiary, entered new employment agreements with these four officers.
The four new employment agreements expire December 31, 2007. The new employment agreements have substantially the same terms as are contained in the employment agreements of Messrs. Thomas L. Ryan and Michael R. Webb, except with respect to the non-competition obligations of Mr. Waltrip. The material terms of the employment agreements of Messrs. Ryan and Webb, are summarized in SCI’s proxy statement dated May 11, 2006 under “Certain Information With Respect to Officers and Directors-Executive Employment Agreements,” which is incorporated by reference herein. Regarding Mr. Waltrip’s employment agreement, he will be subject to a 10 year non-competition obligation upon termination of employment; however, the Company will not be required to make any further payments to Mr. Waltrip for the non-competition obligation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE CORPORATION INTERNATIONAL
Date: December 28, 2006	By:	/s/ James M. Shelger
		Name:	James M. Shelger
		Title:	Senior Vice President, General Counsel and Secretary